UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2011

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 8, 2011, the Board of Directors (the “Board”) of UnitedHealth Group Incorporated (the “Company”) appointed Rodger A. Lawson to serve as an independent director of the Company. Mr. Lawson is the former President and Chief Executive Officer of Fidelity Investments - Financial Services, a financial services provider, having served in such position from August 2007 through March 2010.

The Board has not yet appointed Mr. Lawson to serve on any Board committee.

Mr. Lawson will participate in the director compensation program described in the Company’s proxy statement filed on April 14, 2010.

Mr. Lawson has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with UnitedHealth Group required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Lawson’s appointment is attached as Exhibit 99.1.

(e) On February 9, 2011, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board amended the form of equity award certificate listed as Exhibit 10.1 pursuant to which executive officers of the Company may receive equity awards under the Company’s 2002 Stock Incentive Plan. The Compensation Committee amended the form of equity award certificate to (i) require a termination of employment for good reason or without cause following a change-in-control in order for equity awards to accelerate and (ii) permit the payment of dividend equivalents on outstanding equity awards. The dividend equivalents are subject to the same terms as the equity awards and will be forfeited if the related equity award does not vest.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1.	Form of Agreement for Restricted Stock Unit Award to Executives under the Company’s 2002 Stock Incentive Plan, effective as of February 9, 2011

99.1	Press Release, dated February 10, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2011

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

EXHIBIT INDEX

Exhibit	Description

10.1.	Form of Agreement for Restricted Stock Unit Award to Executives under the Company’s 2002 Stock Incentive Plan, effective as of February 9, 2011

99.1	Press Release, dated February 10, 2011

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